Exhibit 99.2

Contact:	Jack Lief, President & CEO	Susan Neath, Media & Investor Relations
	Arena Pharmaceuticals	Atkins + Associates
	858-453-7200	858-527-3486

Arena Pharmaceuticals Initiates Clinical Trial of New Insomnia Drug Candidate

SAN DIEGO, December 1, 2004—Arena Pharmaceuticals, Inc. (NASDAQ: ARNA) announced today that it initiated dosing in a Phase 1 clinical trial for APD125, its novel drug candidate for the treatment of insomnia and the second Arena-discovered compound to enter the clinic this year. The single-dose protocol should be completed in the second quarter of 2005.

The study will evaluate the safety, tolerability and pharmacokinetic profile of APD125 in a double-blinded, placebo-controlled, single-dose, dose-escalation trial in healthy volunteers. The study is being conducted at a leading insomnia clinical research center in France.

“We believe APD125 represents a significant development opportunity because it targets a sleep mechanism different from existing therapies and others in late stage development” stated Jack Lief, Arena’s President and CEO. “By acting through this distinct mechanism, our compound may both induce sleep and improve the quality of sleep. APD125 is our second internally discovered candidate with large market potential to enter the clinic this year, representing another important milestone for Arena in 2004.”

About APD125

APD125 is a highly selective antagonist at the 5-HT2A serotonin receptor and is one of a series of Arena-discovered compounds that act through this receptor target. In animal studies, APD125 increases non-REM sleep, the most restorative phase of the sleep cycle, without sacrificing REM or dream sleep. Arena believes that this unique mechanism may avoid the CNS side effects observed with GABA-acting drugs.

Sleep disorders pose a major societal problem and most adults experience disturbed sleep at some point during their lives. Currently marketed therapies, while effective at initiating sleep, have shortcomings, including the risk of developing tolerance and the potential for causing a sensation of dullness and lethargy upon awakening (the so called “hangover effect”). These therapies (including newer compounds that are under FDA review for marketing approval) generally work by activating the GABA-A receptor that transmits the neuronal signal for the inhibitory neurotransmitter, GABA, in the brain.

About Arena Pharmaceuticals

Arena is a biopharmaceutical company focusing on the discovery, development and commercialization of drugs in four major therapeutic areas: metabolic, cardiovascular, inflammatory and central nervous system diseases. Arena is developing a broad pipeline of compounds that act on an important class of drug targets called G protein-coupled receptors, or GPCRs, and that are being developed using Arena’s proprietary technologies, including CART™ (Constitutively Activated Receptor Technology) and Melanophore. Arena’s most advance clinical compound, APD356, is an anti-obesity compound scheduled to enter a Phase 2 trial by the end of the year. Arena also has research collaborations with Merck, Fujisawa, Taisho and TaiGen for products in a number of different indications. For additional information about Arena, visit their website at http://www.arenapharm.com.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements include statements relating to the therapeutic applications of APD125 and APD356, about when and whether Arena expects to continue further clinical testing on APD125 and APD356, and about Arena’s strategy, technologies, pre-clinical and clinical programs, and ability to identify and develop drugs, as well as other statements that are not historical facts. For such statements, Arena claims the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from Arena’s expectations. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the timing, success and cost of Arena’s research, out-licensing endeavors and clinical studies, Arena’s ability to obtain additional financing, and the timing and receipt of payments and fees, if any, from Arena’s collaborators. Additional factors that could cause actual results to differ materially from those stated or implied by Arena’s forward-looking statements are disclosed in Arena’s SEC reports, including Arena’s most recent quarterly report on Form 10-Q. These forward-looking statements represent Arena’s judgment as of the date of this release. Arena disclaims any intent or obligation to update these forward-looking statements.

Arena Pharmaceuticals® and Arena® are registered service marks of the company. CART™ is an unregistered service mark of the company.

###